Exhibit 99.1

Monster Worldwide Appoints

Robert J. Chrenc to its Board of Directors

NEW YORK — April 27, 2007 — Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of Monster®, the leading global online careers and recruitment resource, today announced that its board of directors has elected Robert J. Chrenc as a member of the board, effective immediately.

Mr. Chrenc (pronounced “Crench”) was formerly executive vice president and chief administrative officer at ACNielsen, the world’s leading provider of marketing information based on measurement and analysis of marketplace dynamics and consumer attitudes and behavior.  At ACNielsen, he was responsible for finance, human resources, communications and business development on a worldwide basis, and retired from the company in December 2001 after its sale to VNU (now known as The Nielsen Company).  Mr. Chrenc also served as ACNielsen’s executive vice president and chief financial officer from June 1996 through February 2001, and in this role was instrumental in helping take the firm public following its spin-off from Dun & Bradstreet.

Before joining ACNielsen in 1996, Mr. Chrenc had been with Arthur Andersen & Co. for nearly 30 years.  Named partner in 1979 and managing partner in 1985, Mr. Chrenc gained a worldwide perspective on the consumer goods industry during his tenure at the Company, where he served international clients including Colgate-Palmolive, Estee Lauder, Continental Banking, Hershey Foods and Kraft Foods.  His responsibilities at Arthur Andersen included an international assignment in Caracas, Venezuela, supporting numerous U.S. and European multinational companies.

Mr. Chrenc will join the Audit and Compensation Committees of the board, in addition to the Special Litigation Committee appointed by Monster Worldwide’s board of directors.

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“Bob Chrenc will make an excellent addition to Monster Worldwide’s board of directors, and we welcome his broad experience across marketing measurement and analysis, finance and operations,” said Sal Iannuzzi, Chairman and CEO of Monster Worldwide.  “Monster’s current and future shareholders, employees and customers will be served well by Bob’s insightful financial acumen, as well as his leadership and perspective on managing international business,” added Iannuzzi.

Mr. Chrenc previously served as Non-Executive Chairman of the Board of Symbol Technologies until January 2007, when Motorola Inc. acquired the company.  He also served as Symbol’s Chairman of the Audit Committee, Chairman of the Nominating and Governance Committee and a member of its Compensation Committee.  He becomes the ninth member of Monster Worldwide’s Board of Directors and the seventh independent director.

Mr. Chrenc is a member of the board of advisors of the College of Business Administration at St. John’s University, and also currently serves as a director of Information Services Group, The Trudeau Institute and the Sanctuary Golf Club.  Mr. Chrenc has been an instructor for the executive in residence program at St. John’s University, and is the author of a chapter on Relations with Professional Resources in the CFO’s Handbook, published by Irwin Professional Publishing.  He is also a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to bring people together to advance their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com. More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission.

CONTACT:

Monster Worldwide Corporate Communications

Investor Relations:
Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media Relations:
Rich Teplitsky, (212) 351-7019, rich.teplitsky@monsterworldwide.com
Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

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